EXHIBIT 10.41

                          REGISTRATION RIGHTS AGREEMENT

         Whitman   Education  Group,   Inc.,  a  New  Jersey   corporation  (the
"Company"), and The Travelers Indemnity Company, a Connecticut corporation (the "Holder"), covenant and agree as follows:

         1.       Definitions: For purposes of this Agreement:

                  a. The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document.

                  b. The term "Registrable Securities" means (i) the 1,000,000 shares of common stock, no par value, of the Company (the "Common Stock") issued to Holder on the date hereof, pursuant to a Stock Purchase Agreement dated October , 1996 (the "Stock Purchase Agreement"), and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock.

                  c. The term "Holder" means The Travelers Indemnity Company and its successors or permitted assignees in accordance with Section 12 hereof.

                  d. The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  e. As used herein, "Term" means a period of two (2) years following the date hereof.

         2.       Request for Registration.

                  a. If the Company shall receive at any time during the Term, a written request (a "Registration Demand") from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least ten percent (10%) of the Registrable Securities, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2(b), effect as soon as practicable, the registration under the Act of all Registrable Securities which the Holders request to be registered in the Registration Demand. The Company is obligated to effect only two (2) such registrations for all of the Holders as a group during the Term.

                  b. If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together

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with the  Company as  provided in  subsection  4(e)) enter into an  underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                  c. Notwithstanding the foregoing, if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of management of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the Registration Demand; provided, however, that the Company may not exercise such right more than one time during each 12-month period.

         3. Company Registration. If at any time after the Restricted Period, but before termination of the Term, the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Common stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, that in no event shall such Holders as a group request that the Company include in any such registration less than ten percent (10%), or more than fifty percent (50%), of the Registrable Securities.

         4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  a. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred eighty (180) days; provided, however, that the Company may suspend sales at any time under the registration statement immediately upon notice to each Holder at the last known address of such Holder, for a period or periods of time not to exceed in the aggregate 90 days during any 12-month period, if there then exists material, non-public information relating to the Company which, in the reasonable opinion of management would not be appropriate for disclosure during that time.

                  b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

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          c.  Furnish to the  Holders  such  numbers of copies of a  prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of RegistrableSecurities owned by such Holders.

                  d. Use its best efforts to: (i) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction; and (ii) list such securities on the American Stock Exchange ( or on such other exchange where the Common Stock may then be traded).

                  e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under such an agreement.

                  f. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating to Registrable Securities is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  g. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

         5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         6. Expenses of Demand Registration. The Company shall pay all expenses incurred in connection with any registration, filing or qualification pursuant to Section 2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company; provided, however, that underwriting discounts and commissions and the fees and disbursements of counsel for the Holders shall be borne by the Holders.

         7. Expenses of Company Registration. The Company shall pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to Section 3 for each Holder, including (without limitation) all registration, filing and qualification fees, and printers and accounting fees relating or apportionable thereto; provided, however, that each Holder shall pay the fees and disbursements of counsel for such Holder and underwriting discounts and commissions relating to the Registrable Securities.

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         8. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerting apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

         9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         10. Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  a. to the extent permitted by law, (1) the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any expenses, claims, damages or liabilities (collectively "Losses"), to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and (2) the Company will pay as incurred to such Holder and each such underwriter and controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; Provided, however, that the indemnity agreement contained in this subsection 10(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon written information furnished expressly for use in connection with such registration by any such Holder or any such

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underwriter  or  controlling  person  (net  of  any  underwriting  discounts and commissions).

                  b. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, and each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any Loss to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such Loss arises out of or is based upon any Violations, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished by Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection 10(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and further provided, that in no event shall any indemnity under this subsection 10(b) exceed the proceeds from the offering received by such Holder.

                  c. Promptly after receipt by an  indemnified  party under this
Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

                  d. The  obligations  of the Company and the Holders under this
Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

                  e. If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relative equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.


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         11.  Reports  Under  Securities  Exchange  Act of 1934.  With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in SEC Rule 144 at all times;

                  b. maintain registration of its Common Stock under Section 12 of the 1934 Act; and

                  c. file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

         12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         13. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         14.  Holders' Covenants. Each Holder understands and agrees as follows:

                  (a) Such Holder shall carefully review the information concerning him contained in each registration statement and shall promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

                  (b) Such Holder shall sell his Common Stock only in the manner set forth in the applicable registration statement;

                  (c) Such Holder shall comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time any registration statement remains effective;

                  (d) Such Holder shall only sell shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

                  (e) Such Holder shall comply with all prospectus delivery requirements;

                  (f) Such Holder shall promptly notify the Company of any and all planned sales and completed sales of shares; and

                  (g) Such Holder shall suspend sales during the periods when sales are to be suspended pursuant to Section 4(c) herein.


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         15.      Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, to the address of such party set forth in the Stock Purchase Agreement.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of Connecticut.

                  (d) Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and any securities purchased under this Agreement at the time outstanding (including securities into which such securities, are convertible), each future holder of all such securities, and the Company.

                  (e)  This   Agreement   may  be   executed   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (g) Neither the giving of any notice or the making of any request hereunder shall impose an obligation on the Holder to sell any securities.

ACCEPTED AND AGREED:

WHITMAN EDUCATION GROUP, INC.           THE TRAVELERS INDEMNITY COMPANY

By: /S/ RANDY S. PROTO                  By: /S/ JORDAN M. STITZER
===============================         =======================================
RANDY S. PROTO, PRESIDENT               JORDAN M. STITZER, VICE PRESIDENT



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